Exhibit 99.1

NEWS RELEASE

	Contacts:	Forbes Energy Services Ltd.
L. Melvin Cooper, SVP & CFO
361-664-0549

FOR IMMEDIATE RELEASE
DRG&E
Ken Dennard, Managing Partner
Ben Burnham, AVP
713-529-6600

FORBES ENERGY SERVICES PROVIDES

SELECTED FINANCIAL INFORMATION

ALICE, TEXAS – July 23, 2010 – Forbes Energy Services Ltd. (TSX: FRB) (the “Company”) announced today the expiration of its previously announced consent solicitation with respect to the 11% Senior Secured Notes due 2015 (the “Notes”) issued by two of its subsidiaries. The consent solicitation expired at 4:30 p.m., New York City time, on Friday, July 23, 2010, at which time the aggregate principal amount of Notes for which consents were delivered was less than the amount required under the indenture governing the Notes to approve the amendments proposed by the solicitation. The Company has determined not to amend or further extend the solicitation.

John Crisp, President and Chief Executive Officer, stated, “We had a very good dialogue between the Company and our bondholders regarding this transaction. We appreciate the support we received. Despite numerous proposals, each of which could potentially have resulted in the receipt of consents to additional funding for the Company, the parties were unable to reach mutually agreeable terms for a transaction.”

Mr. Crisp stated further, “Fortunately, this transaction was for the purpose of seeking discretionary funds in order to provide the company an added degree of financial flexibility. With the recent required repurchase of Notes behind us, our improved results of operations, and minimal required maintenance capital expenditures due to our newer equipment, we anticipate that, following the upcoming interest payments on our senior notes, the Company’s cash position will improve throughout the balance of the year. Accordingly, we have no plans to pursue additional financing in the near-term. We will instead continue to focus on improving our working capital in such areas as improved timing for accounts receivable collections.”

About the Company

Forbes Energy Services Ltd. is an independent oilfield services contractor that provides a broad range of drilling-related and production-related services to oil and natural gas companies, primarily onshore in Texas, Mississippi, Pennsylvania and Mexico.

Forward-Looking Statements

This press release contains “forward-looking statements,” as contemplated by the Private Securities Litigation Reform Act of 1995 and the applicable securities laws of Canada, in which the Company discusses factors it believes may affect its performance in the future. The accuracy of the Company’s assumptions, expectations, beliefs and projections depend on events or conditions that change over time and are thus susceptible to change based on actual experience, new developments and known and unknown risks. The Company gives no assurance that the forward-looking statements will prove to be correct and does not undertake any duty to update them. The Company’s actual future results might differ from the forward-looking statements made in this press release for a variety of reasons, which include: supply and demand for oilfield services and the level of oil and natural gas prices; the continued uncertainty in the global financial markets and its effect on domestic spending in the oil and natural gas industry; the Company’s ability to maintain or improve pricing on its core services; the potential for excess capacity in the industry; and competition. Should one or more of the foregoing risks or uncertainties materialize, or should the Company’s underlying assumptions prove incorrect, the Company’s actual results may vary materially from those anticipated in its forward-looking statements, and the Company’s business, financial condition and results of operations could be materially and adversely affected. Additional factors that you should consider are set forth in detail in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (the “Form 10-K”) as well as other filings the Company has made with the Securities and Exchange Commission and the securities commissions or similar regulatory authorities in each of the provinces of Canada, other than Quebec.